Exhibit 107

Calculation of Filing Fee Table

FORM S-3 REGISTRATION STATEMENT

(Form Type)

MAYVILLE ENGINEERING COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	—	—
	Equity	Common Stock, no par value per share
	Equity	Preferred Stock, par value $0.01 per share
	Other	Warrants
	Other	Purchase Contracts
	Other	Purchase Units
	Other	Units(2)
Fees to Be Paid	Unallocated (Universal) Shelf		Rule 457(o)	$100,000,000 (3)		$100,000,000 (3)	0.00014760	$14,760
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$100,000,000	0.00014760	$14,760
	Total Fees Previously Paid					—		—
	Total Fee Offsets					—		—
	Net Fee Due							$14,760

(1)	Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There are being registered hereunder an indeterminate number or aggregate principal amount (as appropriate) of each identified class as may from time to time be offered at indeterminate prices, with a maximum aggregate offering price of such securities not to exceed $100,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.